UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 10, 2012

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number

1-08788	NV ENERGY, INC. Nevada 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0198358

None.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

Signatures	5

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

On February 10, 2012, the Board of Directors of the Company approved the Compensation Committee’s recommendation to adopt the 2012 Officer Compensation Program for the Company. The 2012 Officer Compensation Program for the named executive officers consists of (1) an annual base salary, (2) target participation rates for cash awards under the NV Energy 2012 Short Term Incentive Plan (STIP) ranging from 55% to 100% of base salary, and (3) target values for grants under the NV Energy Executive Long Term Incentive Plan (LTIP). In reaching its decision to recommend adoption of the 2012 Officer Compensation Program, the Compensation Committee consulted with its independent consultant, Frederic W. Cook & Co., Inc.

2012 Named Executive Officer Cash Compensation

The Board also accepted the Compensation Committee’s recommendation to approve the base salary and STIP structure for named executive officers of the Company. The STIP structure for the CEO has a weighting of 100% for performance against the STIP scorecard. The STIP structure for officers other than the CEO has a weighting of 75% for performance against the STIP scorecard, with the other 25% of this award based upon an individual performance assessment. The STIP scorecard places a 35% weight on corporate Financial Performance, 35% weight on Customer Performance and 30% weight on Operational Performance. The Committee will continue its practice of reviewing and approving final STIP payments to all officers. Performance against the Company’s STIP scorecard is measured at the end of the fiscal year by the Company’s finance organization and results are subjected to internal audit prior to being sent to the CEO and the Committee. The Committee approved the STIP measures and targets for the officer group.

The Board approved the Committee’s recommended 2012 base salaries and 2012 STIP targets (expressed as a percentage of base salary) for the following named executive officers:

Name and Title	2012 Base Salary	2012 STIP % Target

Michael W. Yackira, President, Chief Executive Officer	$900,000	100%
Jeffrey L. Ceccarelli, SVP, Energy Supply	$385,000	55%
Paul J. Kaleta, SVP, Shared Services, General Counsel and Corporate Secretary	$460,000	60%
Dilek L. Samil, Chief Financial Officer, SVP, Finance and Treasurer	$475,000	60%
Anthony F. Sanchez III, SVP, Government and Community Strategy	$335,000	55%

2012 Named Executive Officer Equity Compensation

The Board further accepted the Compensation Committee’s recommendation to approve LTIP target equity grants to the named executive officers with the following values:

Name and Title	2012 LTIP Grant Value (1)

Michael W. Yackira, President, Chief Executive Officer	$1,980,000
Jeffrey L. Ceccarelli, SVP, Energy Supply	$481,250
Paul J. Kaleta, SVP, Shared Services, General Counsel and Corporate Secretary	$575,000
Dilek L. Samil, Chief Financial Officer, SVP, Finance and Treasurer	$665,000
Anthony F. Sanchez III, SVP, Government and Community Strategy	$418,750

(1)	The number of shares to be issued in connection with the 2012 LTIP Grant Values set forth in the table will be calculated using an average of the closing share price of the Company’s stock for the five business day period beginning February 21, 2012 and ending on February 27, 2012.

Two-thirds of the equity grant under the LTIP will be awarded as performance units against a total shareholder return (TSR) measured against the S&P Super Composite Electric Utility Index. One-third of the equity grant under the LTIP will be awarded as performance shares measured against a three-year average aggregate score of the STIP.

The TSR-based performance units will vest, if at all, at the end of a three-year period based on a comparison of the Company’s TSR to the specified index. No shares will vest if the Company’s TSR is below the 35th percentile on this index, 50% of the grant will vest if the TSR is at the 35th percentile, 100% will vest if the TSR is at the 50th percentile and 150% will vest if the TSR is at or above the 75th percentile. Performance units to be awarded will be proportionately adjusted to the extent performance values are between those detailed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV ENERGY, INC. (Registrant)

Date: February 10, 2012	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

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